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                                                                     EXHIBIT 5.2

INTERNAL REVENUE SERVICE
DISTRICT DIRECTOR                                     DEPARTMENT OF THE TREASURY
1100 COMMERCE STREET
DALLAS, TX 75242

Date: DEC 01 1994                                Employer Identification Number:
                                                    86-0418245
                                                 File Folder Number:
                                                    860021729
AMERICA WEST AIRLINES                            Person to Contact:
4000 EAST SKY HARBOR BLVD                           JILL RUTHERFORD
PHOENIX, AZ 85034                                Contact Telephone Number:
                                                    (214) 767-6023
                                                 Plan Name:
                                                  FUTURE CARE: THE AMERICA WEST
                                                  AIRLINES 401(K) PLAN
                                                 Plan Number: 001

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     Your plan does not provide for contributions on behalf of participants not employed on the allocation date. In operation, the provision may discriminate in favor of employees who are stockholders, officers or highly compensated. If this discrimination occurs, your plan will not remain qualified. (See Rev. Rul. 76-250. 1976-2 C.B. 124.)

     This determination letter is applicable for the amendment(s) adopted on June 17, 1994.

     This determination letter is applicable for the plan adopted on January 6, 1989.

     This letter may not be relied on with regard to whether any benefit, right, or feature satisfies the nondiscriminatory current availability requirement.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments
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AMERICA WEST AIRLINES


required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitations of a Favorable Determination Letter".

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                   Sincerely yours,

                                   /s/ Bobby E. Scott
                                   ----------------------------
                                   Bobby E. Scott
                                   District Director


Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans
Addendum